SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549



FORM 8-K

CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report:  November 2, 2005



SurgiLight, Inc.
(Exact Name of Registrant as specified in its charter)



	Florida			000-24897			35-1990562
(State of Incorporation)	(Comm. file No.)	    (IRS Employer
								ID Number)



12001 Science Drive, Suite 140, Orlando, FL  32826
(Address of Principal Offices)



Registrant's telephone number: (407) 482-4555



Item 5.02.	Departure of Directors

	On October 31, 2005, Edward Tobin submitted his resignation from the Registrant's Board of Directors and its Compensation Committee, effective immediately.

	The Registrant believes that the director's resignation was caused, in whole or in part, by the difference in views on the direction of the Registrant.



Item 9.01	Financial Statements and Exhibits.

Schedule of Exhibits. The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B:

9.1	Edward Tobin's resignation and Registrant's Response.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

					SurgiLight, Inc.

Date:	November 2, 2005

					By:  /s/
					Colette Cozean, CEO